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                                                                     EXHIBIT 2.1

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is made and entered into this 22nd day of March, 2001, by and among U.S. TECHNOLOGIES INC., a Delaware corporation (the "Parent"), U.S. TECHNOLOGIES ACQUISITION CO., a Delaware corporation and a wholly-owned subsidiary of the Parent ("Acquisition Co."), and YAZAM.COM INC., a Delaware corporation ("Yazam").

                                    RECITALS

         WHEREAS, the parties entered into that certain Agreement And Plan Of Merger, dated as of February 28, 2001 (the "Agreement"); and

         WHEREAS, the parties wish to amend the Agreement as set forth in this Amendment;

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing matters and the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Capitalized terms used but not defined in this Amendment shall have the meanings therefor which are set forth in the Agreement.

         2. Notwithstanding the restrictions on Yazam set forth in Section 6.01 or elsewhere in the Agreement, Yazam shall be permitted to, and shall, concurrently with the Closing, prepay in full the principal of, along with all interest accrued through the payoff date on, Yazam's line of credit under the Line of Credit Agreement dated as of April 17, 1999 by and between Jerusalem Global Ltd. and Yazam in the original principal amount of $500,000.00. The total amount of such payoff has been calculated and agreed upon by the parties and by the payee at US $580,503.

         3. Each of the two uses of the words "June 1" in Section 5.06 of the Agreement are replaced with the words "September 1".

         4. Sections 12.01, 12.02, 12.03, 12.04, 12.07, 12.09 and 12.10 of the
Agreement apply, mutatis mutandis, to this Amendment.

         5. Other than as and to the extent amended by this Amendment, the Agreement remains in full force and effect.

                                                                     Exhibit 2.1
                                                                          Page 1

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                    U.S. TECHNOLOGIES INC.

                                    By: /s/ Gregory Earls
                                        ---------------------------------------
                                        Gregory Earls
                                        Chairman and Chief Executive Officer


                                    U.S. TECHNOLOGIES ACQUISITION CO.

                                    By: /s/ Gregory Earls
                                        ---------------------------------------
                                        Gregory Earls
                                        President


                                    YAZAM.COM INC.

                                    By: /s/ Bernard Siegel
                                        ---------------------------------------
                                        Bernard Siegel
                                        Acting Chief Executive Officer


                                                                     Exhibit 2.1
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